                                                                  EXHIBIT 10.34


                            SHAREHOLDER'S AGREEMENT
                                       OF
                                AMAZON.COM, INC.

THIS SHAREHOLDER'S AGREEMENT (this "Agreement"), is made and entered into as of this 15 day of March, 1997, by and between Amazon.com, Inc. (the
"Company"), a Delaware corporation, and John David Risher (the "Shareholder").

SELECT only one of the following:

X            For purposes of this Agreement, the Shareholder is an employee shareholder (an "Employee Shareholder") and is bound to all the provisions of
this agreement including Article 9.  Shareholder's Initials:     JDR

______   For purposes of this Agreement, the Shareholder is not an Employee
Shareholder and is not bound to the provisions of Article 9 of this Agreement. Shareholder's Initials:________

WHEREAS, the parties hereto deem it in their best interest to provide for ultimate ownership of the shares of the Company (the "Stock"), or rights thereto, including the right to transfer such Stock and the right to purchase such Stock upon the occurrence of certain events;

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

RESTRICTION ON DISPOSITION

1.1 Disposition Prohibited. The Shareholder shall not dispose of any of his or her Stock except as permitted by this Agreement, and any such attempted disposition shall be void and shall not be recognized or registered upon the books of the Company.

1.2 Definition of "Dispose". The term "dispose" includes, but is not limited to, the acts of selling, assigning, transferring, pledging, encumbering, giving away, devising, and any other form of conveying, including conveyances caused by marital separation, divorce, receivership, or bankruptcy, whether voluntary or involuntary or by operation of law.

1.3 Notice of Involuntary Disposition. The Shareholder, or his or her personal representative, shall notify the Company immediately upon the occurrence of an involuntary disposal of his or her Stock. The Company shall notify the other shareholders of any such involuntary transfer.

1.4 Role of Offeror or Transferor. If the Company is entitled to elect to purchase or redeem any Stock owned by the Shareholder hereunder, the Shareholder shall not participate in or interfere with, and shall abstain from any vote upon (but shall be present for the purpose of meeting any quorum requirement), any action to be taken by the Company in effecting such an election. The Shareholder, or the legal representative of the Shareholder, shall cooperate in effecting all company action and execute and deliver all papers as may be necessary to consummate any purchase by the Company of such Stock. Unless otherwise set forth herein, the option of the Company to purchase or redeem Stock owned by the Shareholder shall be exercised only upon a majority vote of the Board of Directors.

ARTICLE 2

DISPOSITIONS DURING LIFE

2.1 Voluntary Disposition.

         (a) Disposition of Stock prior to and on December 31, 1999. This Agreement prohibits the Shareholder from disposing of any Stock until after December 31, 1999, unless prior written consent is received from the Company, which consent can be given only upon a majority vote of the Board of Directors.

         (b) Disposition of Stock after December 31, 1999. In the event that the Shareholder ("the Offering Shareholder") receives a bona fide offer (the "Offer") after December 31, 1999, to purchase all or any portion of his or her Stock (the "Shares") and the Offering Shareholder desires to sell his or her Shares pursuant to the terms of the Offer, then the Offering Shareholder shall forthwith deliver to the Company written notice of such offer. Such written notice shall contain the name and address of the bona fide offeror, and the bona fide purchase price offered for the Shares and all other terms of such offer. The Company shall convey such notice to each other shareholder who is at that time a current shareholder of the Company ("the Remaining Shareholders"). Within sixty (60) days after receipt by the Company of the written notice of the Offer (the "Option Period"), the Company shall have the right to purchase or redeem all of the Shares included in such Offer either upon the price and terms set forth in the Offer or, at the election of the Company, upon the price and terms described in Article 5. A vote by the majority of the members of the Board of Directors shall be required to exercise or waive the option, except that a Director who is the proposed transferor may not participate in the voting, and shall not be included in the number of Directors when computing whether a majority vote of the member of the Board was obtained. If the Company does not exercise such right within the Option Period, or exercises such right only as to a portion of such shares, the Remaining Shareholders shall have the right for a period of thirty (30) days following the end of the Option Period ("the Second Option Period") to purchase all of the Shares included in the Offer that are not purchased by the Company, upon the same terms as are available to the Company as follows:

                 (1) Each Remaining Shareholder shall, during the Second Option Period, advise the Secretary of the Company whether such Remaining Shareholder wishes to exercise his or her right to purchase Shares and the maximum number of Shares that he or she wishes to purchase.

                 (2) If the aggregate of the maximum number of Shares covered by the Offer to be purchased by all Remaining Shareholders exceeds the number of Shares available for purchase by them, the number of Shares offered shall be apportioned pro rata among the Remaining Shareholders electing to purchase based upon a fraction, the numerator of which is the number of Shares outstanding held by each such Remaining Shareholder and the denominator of which is the number which is the aggregate number of Shares outstanding held by all Remaining Shareholders electing to purchase. Fractions resulting in any such computation shall be rounded to the next whole number. If such computation results in a purchase of less than all Shares offered by the Offering Shareholder, then the difference between the number of Shares agreed to be purchased and the number of Shares offered shall be allocated to those Remaining Shareholders who have offered to purchase a number of Shares greater than the number allocated to such Remaining Shareholders in the first allocation. Such allocation shall be based on a fraction, the numerator of which is the number of Shares outstanding held by each such Remaining Shareholder and the denominator of which is the number which is the aggregate number of Shares outstanding held by all Remaining Shareholders who have offered to purchase a number of Shares greater than the number allocated to them. For the purpose of accomplishing the allocations set forth herein, the Secretary of the Company shall make the allocations and his or her determination as to the allocations shall be conclusive.

                 (3) If the maximum number of Shares to be purchased by the Remaining Shareholders is less than the Shares offered by the Offering Shareholder available for purchase by the Remaining Shareholders, or after successive allocations each Remaining Shareholder has been allocated the maximum number of Shares agreed to be purchased by him or her, and all Shares offered by the Offering Shareholder are still not allocated to a Remaining Shareholder, then the Company shall have the option to purchase the unallocated portion within the Second Option Period upon the same terms as were available to the Company in the Option Period.


                     (4) If neither the Company nor the Remaining Shareholders exercises the right to purchase the entirety of the Shares within the time provided for such exercise, the Offering Shareholder shall be free to sell any remaining Shares so offered pursuant to the Offer, and only pursuant to the Offer, for a period of sixty (60) days following the end of the Second Option Period, provided, however, that the transferee of those Shares must first agree in writing to be bound by the terms and conditions of this Agreement that apply to the Shareholder. If no such sale is made by the Offering Shareholder within such 60-day period, then the restrictions set forth in this Agreement shall thereafter continue to apply to the Shares and no Stock, nor any interest therein, shall thereafter be disposed, whether pursuant to an Offer or otherwise, without again first complying with all of the provisions of this Agreement.

2.2 This section remains only so as to preserve the numbering in this Agreement.

2.3 Closing. The closing of any purchase and sale under this Article 2 shall take place at the principal office of the Company at the date designated by the Company, which shall not be more than ninety (90) days after the written consent of the Company pursuant to Section 2.1(a) or ninety (90) days after the end of the Second Option Period pursuant to Section 2.1(b).

ARTICLE 3

This article remains only so as to preserve the numbering in this Agreement.

ARTICLE 4

This article remains only so as to preserve the numbering in this Agreement.

ARTICLE 5

VALUATION AND PAYMENT OF TERMS

5.1 Agreed Valuation and Terms. For purposes of Article 2, the value per share of the Stock and the terms of the purchase or redemption shall be determined annually by a majority vote of the Company's Board of Directors at the Company's annual Directors' meeting, which is scheduled for December 31 of each year, or at any other time prior to the closing of the proposed purchase or redemption. If the necessary vote cannot be obtained or if the Offering Shareholder objects to the value established by the Company's Board of Directors, then the value per share shall be established pursuant to Section 5.4, and the terms of purchase or redemption shall be those most recently adopted by the Directors pursuant to this Section 5.1, or if no such terms have been so adopted or if the Offering Shareholder objects to such terms, then those terms described in Section 5.2 below.

5.2  Initial Valuation and Terms.

a) The initial value per share of the Company's Stock is the book value.

b) The terms for payment are a down payment of ten percent (10%) of the purchase or redemption price (or more at the purchaser's option) with the balance to be paid in sixty (60) equal monthly installments of principal and interest including interest on the declining principal balance calculated so that the entire principal balances of the note shall be paid in full on the fifth anniversary of the note.

5.3 Book Value. If the "book value" shall be used as the measurement of value, per share, the following definition of "book value" shall apply:

Capital Stock plus retained earnings plus additional paid-in capital as of the last day of the month preceding the date of purchase ("Valuation Date"), as determined by the accountant regularly employed by the Company or, if no accountant is regularly employed by the Company, then by an accountant selected by mutual agreement of the parties.

5.4  Alternative Appraisal Value.  If a valuation as provided for in Section
5.1 is not recorded for a particular year, the last previous valuation shall be used; except that if no valuation is recorded within eighteen (18) months preceding the proposed disposition, then in the event that the parties cannot agree to use the last previous recorded valuation, the value per share shall be determined by three appraisers. Within fifteen (15) days of the date that use of the last previous recorded valuation was rejected, the rejecting party shall select an appraiser and notify the other of the appraiser's name and address. Within fifteen (15) days after receipt of that notice, the remaining party shall select an appraiser and notify the first party of the name and address of such appraiser. If any party is unable to or unwilling to agree upon an appraiser within fifteen (15) days of the time designated for such selection, then the appraiser shall be selected by the presiding judge of the King County Superior Court. The two appraisers selected by the parties shall promptly appoint a third appraiser as soon as practical. The three appraisers shall evaluate and agree upon the value per share of the Stock as soon as practical after their selection; the vote of two such appraisers shall be sufficient to establish the value per share. The appraisers need not be licensed appraisers but should be experienced in business matters and shall be independent of all parties. Each party shall pay the fee charged for that party's appraiser; the fee charged by the third appraiser and any costs related to the appraisal shall be borne equally by each party.

5.5 Note for Unpaid Balance. Unless otherwise expressly provided herein, any unpaid balance owing under this Agreement shall be evidenced by an installment promissory note executed by the purchaser to the order of the seller providing for an interest rate equal to the prime rate of Bank of America on the business day prior to the closing date. The note shall give the purchaser the option of prepaying the principal in full or in part at any time without penalty.

5.6 Setoff. In the event the Company purchases any Stock pursuant to this Agreement, the Company shall set off against the purchase price for the Stock any indebtedness owed to the Company by such Shareholder or his or her estate, whether or not such indebtedness is then due. If any shareholder or other third party purchases any Stock pursuant to this Agreement, as a condition of the purchase, the purchaser agrees, prior to making any payment to the transferring Shareholder, that the purchaser shall pay to the Company that part of the purchase price equal to any indebtedness owed by the seller or his or her estate to the Company, whether or not such indebtedness is then due, and such payments shall be deemed payments on account of said purchase price or the promissory note issued by such shareholder with respect thereto.

ARTICLE 6

ENDORSEMENT OF CERTIFICATE

6.1 The Secretary of the Company shall endorse all certificates representing Stock owned by the Shareholder and all certificates representing Stock issued or transferred after this Agreement is entered into with the following legend:

The transfer of the shares represented by this certificate is restricted by the terms of a

Shareholder's Agreement between the Shareholder and the Company dated _______________, 19___, a copy of which is on file in the office of the Company.

ARTICLE 7

TERMINATION OF THIS AGREEMENT

7.1 Termination. This Agreement shall terminate at such time as the Common Stock of the Company is listed on a recognized United States national securities exchange or is traded in an over-the-counter market.

ARTICLE 8

AGREEMENT BINDING UPON TRANSFEREES

8.1 Except as otherwise provided for in this Agreement, in the event that any Stock is at any time disposed of or transferred to any party pursuant to the provisions hereof, the transferee shall take such Stock pursuant to all the terms, provisions, conditions, and covenants of this Agreement, and the transferee shall, as a condition precedent to the valid transfer of such Stock to such transferee, be bound, and agree (for and on behalf of himself or herself, his or her legal and personal representatives, his or her assigns, and his or her transferees, direct or indirect) in writing to be bound, by all provisions of this Agreement, including Article 9 in the case of a disposal or transfer from an Employee Shareholder.

ARTICLE 9

GRANT OF IRREVOCABLE PROXY

9.1 Definition of Total Disability. As used in this Agreement, the term "Total Disability" refers to a condition resulting from injury or illness to the Employee Shareholder which prevents the Employee Shareholder from performing the duties he or she has previously performed, and could be reasonably expected to perform on behalf of the Company, for a period of 365 consecutive days (the "Disability Period"), and Total Disability shall be deemed to occur on the first day following the initial 365 day period (the "Total Disability Date"). In the event that the disabled Employee Shareholder returns to the Company within the Disability Period, but can fully perform the required services for less than thirty (30) days, and then relapses to his or her disability, the Disability Period shall not be considered to have been interrupted. In the event the Company has disability insurance protection on the Employee Shareholder, or the Employee Shareholder has an individual policy, the receipt of such disability insurance payments shall be deemed proof that the Employee Shareholder is disabled, and the waiting period and periods during which such Employee receives disability payments from such insurance, shall be deemed proof of the extent of time the Employee Shareholder has been disabled. Any dispute as to whether or not an Employee Shareholder is "Totally Disabled" and for how long he or she has been disabled as defined in this Agreement, shall be settled by mediation and/or arbitration in accordance with the provisions of this Agreement.

9.2  Grant of Irrevocable Proxy.  The Employee Shareholder hereby grants to the

Company an irrevocable proxy to vote all of the Stock held by the Employee Shareholder upon or subsequent to his or her death, Total Disability as defined above, or termination of employment with the Company, without regard to when or for what reason, if any, such employment shall terminate. Such proxy is coupled with an interest arising out of the terms of the Agreement, and such continues so long as this Agreement remains in full force and effect.

The irrevocable proxies described in this Article 9 shall remain in effect until the Company has issued and has outstanding shares of Common Stock held of record by 300 stockholders or more and the Common Stock of the Company is quoted on a recognized United States national securities exchange or the over-the-counter market.

This irrevocable proxy is coupled with an interest arising out of the terms of this Agreement, and continues as long as this Agreement remains in full force and effect.

ARTICLE 10

GENERAL PROVISIONS

10.1 Mediation and Arbitration. All controversies, claims, disputes and matters in question arising out of or relating to this Agreement or the breach thereof, shall be decided by mediation and/or arbitration in accordance with this Article 10.1. The party who seeks resolution of a controversy, claim, dispute or other matter in question shall notify the other party in writing of the existence and subject matter hereof, and shall designate in such notices the names of three prospective mediators, each of whom shall be registered with the Seattle, Washington office of the American Arbitration Association. The recipient party shall select from such list one individual to act as a mediator in the dispute set forth by the notifying party. The parties agree to meet with said mediator in the City of Seattle within two weeks after the recipient party has received notice of the dispute and agree to utilize their best efforts and all expediency to resolve the matters in dispute. The mediation shall not continue longer than one (1) hearing day without the written approval of both parties. Neither party shall be bound by any recommendation of the mediator; however, any agreement reached during mediation shall be final and conclusive.

If the dispute is not resolved by such mediation, it shall be decided by mandatory arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Either party may apply to the American Arbitration Association for a determination of the dispute set forth in the notification thereof by the originating party. The parties agree that the arbitration shall take place in the City of Seattle, and shall be governed by the laws of the State of Washington. The award entered or decision made by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Expense of mediation and/or arbitration shall be shared equally by both parties.

10.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their spouses, heirs, legal representatives, successors, transferees and assigns.

10.3 Specific Performance. It is agreed that the remedy at law for any breach of this Agreement would be inadequate, and that the aggrieved party shall be entitled to injunctive relief as well as damages for such breach.

10.4 Notices. All notices, offers, acceptance, waivers and other acts under this Agreement shall be in writing and shall be sufficiently given if delivered to the addresses in person or if mailed, postage prepaid, return receipt requested, to the addresses as follows or at any address that such party may designate by written notice to the other:

If to the Company:                         Jeffrey P. Bezos
                                           c/o Chuck Katz
                                           Perkins Coie
                                           1201 Third Avenue, 40th Floor
                                           Seattle, WA  98101-3099

If to    David Risher:                     1507 NE Ravenna Blvd.
                                           ----------------------------------
                                           Seattle, WA  98105
                                           ----------------------------------

                                           ----------------------------------

                                           ----------------------------------

10.5 Prior Agreements. This Agreement contains the entire agreement between the parties and supersedes all prior agreements entered into by the parties relative to the subject matter of this Agreement.

10.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Jurisdiction over and venue of any suit arising out of or related to this Agreement shall be exclusively in the state and federal courts of King County, Washington.

10.7 New Shareholders. Nothing in this agreement shall restrict the Company from selling shares of its Stock to third persons on such terms and conditions as the Company's Board of Directors deems appropriate.

10.8 Severability. If for any reason any portion of this Agreement shall be held to be invalid or unenforceable, the holding of invalidity or unenforceability of that portion shall not affect any other portion of this Agreement and the remaining portions of this Agreement shall remain in full force and effect.

10.9 Counsel. The Shareholder acknowledges that he or she is aware of his or her right to have independent counsel review this Agreement concerning his or her rights and obligations under this Agreement prior to his or her execution of it. The Shareholder represents: (i) that he or she has consulted independent counsel, or by executing this Agreement, waives his or her right to consult with an attorney concerning this Agreement; and (ii) that the Shareholder understands the terms of this Agreement and will be bound by this Agreement.

10.10 Investment and Other Warranties. Each Shareholder, by his or her execution of this Agreement, acknowledges and understands that, in connection with the Stock now or hereafter owned by him or her:

         (a) the Shareholder has been fully informed as to the circumstances under which he or she is required to hold the Stock pursuant to the requirements of the Securities Act of 1933, as amended (the "Act");

         (b) the Company has informed the Shareholder that such Stock is not registered under the Act and may not be transferred or otherwise disposed of unless such Stock is subsequently registered under the Act or unless an exemption from such registration is available; and

         (c) the Shareholder has been informed that the Stock is subject to this Agreement and that a restrictive legend, referring to the restrictions set forth herein, has or will be placed upon the certificate(s) evidencing such Stock.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

AMAZON.COM, INC.

By:                   Joy Covey
               ---------------------------------------
Name:                 Joy Covey
               ---------------------------------------
Title:                Chief Financial Officer
               ---------------------------------------
Date:
               ---------------------------------------


SHAREHOLDER

Signature:            John David Risher
               ---------------------------------------
Name:                 John David Risher
               ---------------------------------------
Title:                VP, Product Development
               ---------------------------------------
Date:                 3/11/97
               ---------------------------------------

SPOUSAL CONSENT

By execution of this Agreement, Jennifer Stewart hereby agrees and consents to all the terms and conditions of this Agreement and agrees to be bound by such terms and conditions, and does hereby appoint his or her spouse as attorney-in-fact in all respects with regard to the Company, its affairs, and interest in the Company's Stock. Jennifer Stewart has been informed of his or her right to obtain independent legal counsel concerning this Shareholder's Agreement and the rights and obligations provided for in this Agreement, and by execution of this Agreement, acknowledges having either obtained such independent counsel or having waived the same.



                                         By:    Jennifer K. Stewart
                                             --------------------------------

                                         Jennifer K. Stewart , Individual
                                         ------------------------------------